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                                                                       Exhibit j

            Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Counsel and Independent Registered Public Accounting Firm" in the Statement of Additional Information of the Aston/ABN AMRO Global Real Estate Fund-Class N Shares, Aston/Resolution Global Equity Fund-Class N shares and Aston/Neptune International Fund- Class I Shares, filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 84 to the Registration Statement (Form N-1A) of the Aston Funds under the Securities Act of 1933 (Registration No. 33-68666).


                                        /s/ ERNST & YOUNG LLP

Chicago, Illinois
July 30, 2007